The Keith Companies/TKC
                                                  PRESS RELEASE


NEWS RELEASE FOR FEBRUARY 10, 2005 AT 7:30 AM EST

Contact information:
THE KEITH COMPANIES, INC.                      FINANCIAL RELATIONS BOARD
19 Technology Drive                            Tricia Ross
Irvine, CA 92618                               Investor Relations
(949) 923-6001                                 (617) 520-7064
(949) 923-6026 Fax
www.keithco.com
Contact: Aram Keith,
Chairman of the Board & CEO


THE KEITH COMPANIES REPORTS RECORD RESULTS FOR FISCAL YEAR 2004

     o    Net Revenue Increased 6.6% in 2004 to $96.8 Million
     o    Gross Margins Increased 190 Basis Points to 37.6% in 2004
     o    Income from Continuing Operations Increased 16.8% in 2004 to $8.4
          Million
     o Diluted Earning Per Share from Continuing Operations increased 15.4% to $1.05
     o Raised 2005 Guidance for Diluted Earnings Per Share from Continuing Operations
     o Balance Sheet Remains Strong with $42.1 Million in Cash and Securities and No Debt

IRVINE, CA (February 10, 2005) - The Keith Companies, Inc. (Nasdaq: TKCI), an engineering and consulting services firm, today announced financial results for the fourth quarter and year ended December 31, 2004, which included record annual net revenue and income from continuing operations.

FOURTH QUARTER AND YEAR END 2004 RESULTS

     Net revenue for the three months ended December 31, 2004 increased 6.6% to $24.3 million, while income from continuing operations for the same period increased 20.7% to $2.3 million and resulted in diluted earnings per share from continuing operations of $0.28. This compares to net revenue for the fourth quarter of 2003 of $22.8 million, with income from continuing operations of $1.9 million and diluted earnings per share from continuing operations of $0.24. Our strong fourth quarter results were positively impacted by $210,000, net of income taxes, related to a business development agreement in our energy/industrial segment entered into in early 2004 and terminated at year end.

     Net revenue for the twelve months ended December 31, 2004 increased 6.6% to a record $96.8 million, while income from continuing operations for the same period increased 16.8% to a record $8.4 million and resulted in diluted earnings per share from continuing operations of $1.05. This compares to net revenue for the twelve months of 2003 of $90.7 million, with income from continuing operations of $7.2 million and diluted earnings per share from continuing operations of $0.91.

THE KEITH COMPANIES REPORTS RECORD RESULTS FOR FISCAL YEAR 2004
Page 2 of 7

     Mainly due to stronger collections of accounts receivables, net cash from operating activities for the year ended December 31, 2004 increased 113% to $15.6 million, compared to $7.4 million during 2003.

     "Our real estate development segment continued to drive strong net revenue gains in the fourth quarter," said Aram Keith, Chairman and CEO of The Keith Companies. "This segment achieved 8.9% year-over-year net revenue growth for the fourth quarter of 2004, and 14.9% net revenue growth for the year. We exited the year with a strong pipeline of projects in our real estate development segment. We believe that the real estate market will continue to grow in 2005. In addition, we are encouraged by the continued improvement in the operating income of our public works/infrastructure segment, and continue to pursue a variety of opportunities in this area. Infrastructure concerns are one of the biggest issues facing state, county and local governments and we believe that we are well positioned to capitalize on infrastructure improvement projects that receive funding. Year-over-year, our energy/industrial segment showed an improvement in income from operations in the fourth quarter, and as we stated previously, we expect this segment to continue to improve partially due to legislation extending production tax credits for power generating projects that use renewable energy sources. We continue to see improved proposal activity in this segment."

     "Gross margins increased in all three of our business segments in 2004, primarily as a result of improved employee utilization rate and higher fees. This represents our second consecutive year of improved Company wide gross margins, with this latest year improving by 190 basis points to 37.6%," continued Keith.

FINANCIAL POSITION

     The Company's balance sheet at December 31, 2004 remained strong with cash and securities of $42.1 million, no debt, a current ratio of 4.8:1, and shareholders' equity of $81.9 million, or $10.34 per common share outstanding at December 31, 2004.

DISCONTINUED OPERATIONS

     During 2004, the Company made an investment in a private entity in the energy sector and, in return, received a controlling interest in that entity. As a result of the Company's controlling interest, the Company had consolidated the entity's operating results with that of the Company. In December 2004, the Company made a decision to shut down the operations of this entity primarily due to lower than expected operating performance. In accordance with Generally Accepted Accounting Principles, the Company has changed the presentation of its "Consolidated Statements of Income" to reflect as discontinued operations the results of this entity for 2004. The total loss, including the impairment charge associated with this entity, net of income taxes, totaled $273,000 and $430,000 for the quarter and year ended December 31, 2004, respectively.

FINANCIAL GUIDANCE

     In adherence with the U.S. Securities and Exchange Commission's (SEC) Regulation Fair Disclosure, The Keith Companies provides the following guidance for all investors and encourages all current and potential investors to review the disclosure regarding forward-looking statements in this press release as well as all financial documents filed with the SEC. All

THE KEITH COMPANIES REPORTS RECORD RESULTS FOR FISCAL YEAR 2004
Page 3 of 7

guidance amounts are before special items, if any, and exclude the impact of any potential future acquisitions.

     The Company is increasing its financial guidance for diluted earnings per share for 2005. The Company estimates its full year 2005 net revenue may range from $106.5 million to $111.5 million with estimated diluted earnings per share from continuing operations ranging from $1.09 to $1.25 ($0.21 to $0.24 for the first quarter; $0.28 to $0.32 for the second quarter; $0.33 to $0.38 for the third quarter; and $0.27 to $0.31 for the fourth quarter) based upon an estimated 8.1 million weighted average number of diluted shares outstanding for the year. The previous annual 2005 guidance for diluted earnings per share from continuing operations ranged from $1.04 to $1.22. Consistent with the Company's past accounting treatment of stock options, the 2005 diluted earnings per share amounts exclude the effect of expensing stock options. New accounting pronouncements, however, will require the expensing of stock options effective for the first interim period beginning after June 15, 2005. The Company has not completed its analysis as to the effect the new pronouncement may have on its overall 2005 financial results.

     Commenting on the Company's financial guidance, Keith said, "Our revised upward guidance for 2005 primarily reflects the on-going strength of our real estate development segment, as well as expected improvement of our energy/industrial segment and a lower estimated effective corporate income tax rate of 38%. The recently opened San Diego and Bakersfield offices are fully operational and we expect them to be contributors to the Company's performance over the course of this year. Our robust financial position enables us to explore various acquisition opportunities, in addition to new office openings, that will deliver strong operational performance, as well as solid returns for our shareholders."

CONFERENCE CALL WEBCAST

     The Company will be hosting an earnings conference call, which will be broadcast live over the Internet at 8:30 a.m. Pacific Time on February 10, 2005 and can be accessed by all interested parties at www.keithco.com or www.viavid.net. To listen to the live call, please go to the Web site at least fifteen minutes prior to the start of the call to register, download, and install any necessary audio software. For those unable to participate during the live broadcast, an online archive will be available shortly after the call. A telephone replay will be available through February 17, 2005 by dialing (800) 405-2236 and entering passcode 11022515. A copy of this press release and a link to the Company's quarterly conference call will be available at the Company's website under the headings "TKC News" and "Investor Relations," respectively, at www.keithco.com.


ABOUT THE KEITH COMPANIES

     The Keith Companies, Inc. is a fully integrated, multi-disciplined engineering and consulting services company, with offices located throughout the Western and Midwestern United States. The Keith Companies' professionals provide a wide spectrum of skilled resources including land planning, engineering, surveying, mapping, environmental studies, and water and cultural resources that are needed to effectively plan, engineer, and design state-of-the-art private and public facilities. Additionally, the Company provides mechanical, electrical, chemical,

THE KEITH COMPANIES REPORTS RECORD RESULTS FOR FISCAL YEAR 2004
Page 4 of 7

power/energy engineering, and other industrial engineering services to design and improve the efficiency and reliability of automated and manufacturing processes, production lines, and fire protection systems. The Keith Companies benefits from a diverse public and private client base varying from residential and commercial real estate projects to institutional, manufacturing, and processing facilities. For more information visit the Company's website at www.keithco.com.

     Certain statements in this news release may include forward-looking statements that express our expectation, prediction, belief, or projection. These statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, and achievement of The Keith Companies to be materially and adversely different from any future results, performance, or achievement expressed or implied by these forward-looking statements. Factors that may cause actual results to differ from the forward-looking statements contained in this release and that may affect the Company's prospects in general include, but are not limited to: changes in the economic growth in the United States (especially in California) and other major international economies (especially Brazil), our ability to sustain our growth and profitability, a downturn in the real estate market, the ongoing financing of public works and infrastructure enhancements and refurbishments, the demand for electricity and the impact on power providers' plans for expanding generation facilities, our failure to accurately estimate costs on fixed-price contracts or contracts with not-to-exceed provisions, changes in the carrying value of our goodwill and other long-term assets, our ability to implement our acquisition strategy and to successfully close and integrate acquired companies on a timely and cost-effective basis while maintaining their profit margins and/or client base, our ability to attract and retain employees, the uncertain timing of awards and contracts, outcomes of pending and future litigation, increasing competition by domestic and foreign companies, risks inherent in doing business outside the United States, including the difficulty of enforcing contracts, political instability and foreign currency fluctuations and potential exchange restrictions, the short and long-term impact of terrorist activities and resulting political and military policies, and other factors as are described in the Company's filings with the Securities and Exchange Commission. The forward-looking information set forth in this press release is as of the date indicated above and we undertake no duty to update this information.


                                  TABLES FOLLOW

THE KEITH COMPANIES REPORTS RECORD RESULTS FOR FISCAL YEAR 2004
Page 5 of 7



                   THE KEITH COMPANIES, INC. AND SUBSIDIARIES
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME


                                                 THREE MONTHS ENDED            TWELVE MONTHS ENDED
                                                    DECEMBER 31,                   DECEMBER 31,
                                             ---------------------------    ---------------------------
                                                 2004           2003             2004          2003
                                             ---------------------------    ---------------------------
Gross revenue                                $26,471,000     $25,031,000     $105,346,000   $99,950,000
Subcontractor costs                            2,209,000       2,264,000        8,592,000     9,206,000
                                             ------------   ------------    -------------  ------------
   Net revenue
                                              24,262,000      22,767,000       96,754,000    90,744,000
Costs of revenue                              15,162,000      14,410,000       60,363,000    58,359,000
                                             ------------   ------------    -------------  ------------
   Gross profit                                9,100,000       8,357,000       36,391,000    32,385,000
Selling, general and administrative
  expenses                                     5,516,000       5,398,000       23,013,000    21,070,000
                                             ------------   ------------    -------------  ------------
   Income from operations                      3,584,000       2,959,000       13,378,000    11,315,000
Interest income, net                             208,000          69,000          481,000       264,000
Other income, net                                 23,000          71,000           46,000       259,000
                                             ------------   ------------    -------------  ------------
   Income before provision for income
     taxes and discontinued operations         3,815,000       3,099,000       13,905,000    11,838,000
Provision for income taxes                     1,532,000       1,208,000        5,468,000     4,617,000
                                             ------------   ------------    -------------  ------------
      Income from continuing operations        2,283,000       1,891,000        8,437,000     7,221,000
Loss from discontinued operations, net
  of income taxes                                273,000              --          430,000            --
                                             ------------   ------------    -------------  ------------
        Net income                            $2,010,000     $ 1,891,000     $  8,007,000   $ 7,221,000
                                             ============   ============    =============  ============

Earnings per share from continuing operations:
   Basic                                      $     0.29     $     0.25      $       1.08   $      0.95
                                             ============   ============    =============  ============
   Diluted                                    $     0.28     $     0.24      $       1.05   $      0.91
                                             ============   ============    =============  ============

Earnings (loss) per share from discontinued
operations, net of income taxes:
   Basic                                      $    (0.03)    $     0.00      $     (0.05)   $      0.00
                                             ============   ============    =============  ============
   Diluted                                    $    (0.03)    $     0.00      $     (0.05)   $      0.00
                                             ============   ============    =============  ============
Earnings per share:
   Basic                                      $     0.26     $     0.25      $      1.03    $      0.95
                                             ============   ============    =============  ============
   Diluted                                    $     0.25     $     0.24      $      1.00    $      0.91
                                             ============   ============    =============  ============
Weighted average number of shares outstanding:
   Basic                                       7,823,874      7,637,880        7,778,661      7,615,264
                                             ============   ============    =============  ============
   Diluted                                     8,093,006      7,963,622        8,039,457      7,957,344
                                             ============   ============    =============  ============



THE KEITH COMPANIES REPORTS RECORD RESULTS FOR FISCAL YEAR 2004
Page 6 of 7


                              THE KEITH COMPANIES, INC. AND SUBSIDIARIES
                                 CONDENSED CONSOLIDATED BALANCE SHEETS

                                                                     DECEMBER 31,        DECEMBER 31,
                                                                         2004                2003
                                                                   -----------------   -----------------
                             ASSETS
Current assets:
  Cash and cash equivalents                                        $    38,844,000     $    24,277,000
  Securities held-to-maturity                                            3,300,000           4,600,000
  Contracts and trade receivables, net                                  16,452,000          19,844,000
  Costs and estimated earnings in excess of billings                    10,470,000           9,997,000
  Prepaid expenses and other current assets                                928,000           1,468,000
                                                                   -----------------   -----------------
      Total current assets                                              69,994,000          60,186,000
Equipment and leasehold improvements, net                                4,643,000           4,067,000
Goodwill, net                                                           23,059,000          23,059,000
Other assets                                                               273,000             224,000
                                                                   -----------------   -----------------
      Total assets                                                 $    97,969,000     $    87,536,000
                                                                   =================   =================
              LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Trade accounts payable                                           $     1,685,000     $     1,640,000
  Accrued employee compensation                                          5,445,000           4,037,000
  Current portion of deferred tax liabilities                            1,661,000           2,444,000
  Other accrued liabilities                                              3,809,000           3,078,000
  Billings in excess of costs and estimated earnings                     1,922,000           1,571,000
                                                                   -----------------   -----------------
      Total current liabilities                                         14,522,000          12,770,000
Issuable common stock                                                           --             792,000
Deferred tax liabilities                                                 1,125,000           1,560,000
Accrued rent                                                               401,000             452,000
                                                                   -----------------   -----------------
      Total liabilities                                                 16,048,000          15,574,000
                                                                   -----------------   -----------------
Shareholders' equity:
  Preferred stock                                                               --                  --
  Common stock                                                               8,000               8,000
  Additional paid-in-capital                                            48,114,000          45,464,000
  Deferred stock compensation                                             (867,000)           (169,000)
  Retained earnings                                                     34,666,000          26,659,000
                                                                   -----------------   -----------------
   Total shareholders' equity                                           81,921,000          71,962,000
                                                                   -----------------   -----------------
   Total liabilities and shareholders' equity                      $    97,969,000          87,536,000
                                                                   =================   =================



                                     -MORE-


THE KEITH COMPANIES REPORTS RECORD RESULTS FOR FISCAL YEAR 2004
Page 7 of 7



                              THE KEITH COMPANIES, INC. AND SUBSIDIARIES
                            CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                       FOR THE TWELVE MONTHS ENDED
                                                                               DECEMBER 31,
                                                                   -------------------------------------
                                                                         2004                2003
                                                                   -----------------   -----------------
Cash flows from operating activities:
   Net income                                                       $    8,007,000       $   7,221,000
   Adjustments to reconcile net income to net cash provided by operating activities:
      Depreciation and amortization                                      1,978,000           2,231,000
      Loss on impairment/sale of equipment                                 413,000              29,000
      Reduction in purchase price of acquired companies                         --            (137,000)
      Tax benefit from stock options                                       299,000              69,000
      Deferred stock compensation expense                                  292,000              37,000
      Changes in operating assets and liabilities:
         Contracts and trade receivables, net                            3,441,000          (1,269,000)
         Costs and estimated earnings in excess of billings               (473,000)            304,000
         Prepaid expenses and other assets                                 475,000             (53,000)
         Trade accounts payable and accrued liabilities                  2,074,000            (652,000)
         Billings in excess of costs and estimated earnings                351,000             298,000
         Deferred tax liabilities                                       (1,218,000)           (728,000)
                                                                   -----------------   -----------------
            Net cash provided by operating activities                   15,639,000           7,350,000
                                                                   -----------------   -----------------
Cash flows from investing activities:
      Net cash expended for acquisitions                                        --            (722,000)
      Additions to equipment and leasehold improvements                 (3,017,000)         (1,548,000)
      Proceeds from (purchases of) securities held-to-maturity           1,300,000          (1,436,000)
      Proceeds from sales of equipment                                      50,000              57,000
                                                                   -----------------   -----------------
            Net cash used in investing activities                       (1,667,000)         (3,649,000)
                                                                   -----------------   -----------------
Cash flow from financing activities:
      Principal payments on capital lease obligations                           --             (52,000)
      Net proceeds from stock options and restricted shares                595,000             295,000
                                                                   -----------------   -----------------
            Net cash provided by financing activities                      595,000             243,000
                                                                   -----------------   -----------------
Net increase in cash and cash equivalents                               14,567,000           3,944,000
Cash and cash equivalents, beginning of period                          24,277,000          20,333,000
                                                                   -----------------   -----------------
Cash and cash equivalents, end of period                             $  38,844,000       $  24,277,000
                                                                   =================   =================


                                           ####
